                                                                    EXHIBIT 99.1


[HARMONIC LETTERHEAD]

FOR IMMEDIATE RELEASE                                         PRESS RELEASE

CONTACTS:    Robin N. Dickson                                 Michael Newman
             Chief Financial Officer                          Investor Relations
             Harmonic Inc.                                    StreetConnect
             (408) 542-2500                                   (408) 542-2760



                    HARMONIC ANNOUNCES FIRST QUARTER RESULTS

SUNNYVALE, CALIF. - APRIL 24, 2003 - Harmonic Inc. (Nasdaq: HLIT) today announced its results for the quarter ended March 28, 2003.

For the first quarter of 2003, Harmonic reported net sales of $37.0 million, compared to $39.3 million in the previous quarter and $54.0 million in the first quarter of 2002. Domestic sales represented approximately 73% of total sales for the first quarter of 2003.

The CS division, which designs, manufactures and markets digital headend systems for a number of markets, had divisional net sales of $24.0 million, up from $21.0 million in the previous quarter. During the first quarter, the Company saw increased shipments to its satellite customers, including sales to major domestic operators as well as a number of international customers.

The BAN division, which designs, manufactures and markets fiber optic products for broadband cable networks, had divisional net sales of approximately $13.0 million, compared to $18.3 million in the previous quarter. The decrease in BAN sales was primarily due to unexpected delays in orders from certain customers and general capital spending concerns in light of current conditions in the financial markets. Despite challenging business conditions, Harmonic believes that it has continued to maintain its competitive position in the worldwide cable market.

"Capital spending remained slow worldwide and some of our major domestic cable customers moved even more cautiously than expected in the first quarter," said Anthony J. Ley, Chairman, President and Chief Executive Officer. "Despite the current market uncertainty, we believe cable operators will need to continue their network upgrade programs in order to keep pace with subscriber growth and the demand for more digital video, high-speed data, video-on-demand and HDTV. We are also seeing satellite operators renew their expansion into new markets and extend their local channel and HDTV services. Harmonic remains well-positioned to capitalize on the long-term opportunities across a wide range of broadband markets."

The GAAP net loss for the first quarter of 2003 was $11.7 million or $0.19 per share, compared to $14.0 million or $0.24 per share for the same period of 2002. The GAAP net loss for the first quarter of 2003 includes a non-cash charge for the amortization of intangibles of $3.5 million and a credit relating to the sale of previously reserved inventory of $1.1 million. Excluding the above charge and credit, the non-GAAP loss for the quarter was $9.3 million, or $0.15 per share, compared to a non-GAAP loss of $8.2 million, or $0.14 per share for the first quarter of 2002. A reconciliation between GAAP and non-GAAP net loss is provided in the accompanying tables. At March 28, 2003, the Company had cash, cash equivalents and short-term investments of $43.5 million, compared to $49.2 million at the end of the previous quarter.

As previously announced, the Company will host a conference call to discuss its first quarter financial results today at 2:00 p.m. Pacific (5:00 p.m. Eastern). A listen-only broadcast of the conference call can be accessed on the Company's website at: www.harmonicinc.com or by calling +1-212-748-2800 (Reservation No. 21090931). The replay will be available at the same website address or by calling +1-402-977-9140 (Reservation No. 21090931).

ABOUT HARMONIC INC.

Harmonic Inc. is a leading provider of digital video, broadband optical networking and IP delivery systems to cable, satellite, telecom and broadcast network operators. Harmonic's open standards-based solutions for the headend through the last mile enable customers to develop new revenue sources and a competitive advantage by offering powerful interactive video, voice and data services such as video-on-demand, high definition digital television, telephony and Internet access.

Harmonic (Nasdaq: HLIT) is headquartered in Sunnyvale, California with R&D, sales and system integration centers worldwide. The Company's customers, including many of the world's largest communications providers, deliver services in virtually every country. Visit www.harmonicinc.com for more information.

This press release contains forward-looking statements within the meaning of
Section 27(a) of the Securities Act of 1933 and Section 21(e) of the Securities Exchange Act of 1934, including statements related to our competitive position in the worldwide cable market, our belief that our customers will need to upgrade their networks in order to keep pace with subscriber growth and the demand for more digital video, high-speed data, video-on-demand and HDTV, our expectation that satellite operators will expand into new markets and expand their local channel and HDTV services, and our belief that we remain well-positioned to capitalize on long-term opportunities across a wide range of broadband markets. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include delays or decreases in capital spending in the cable and satellite industry, customer concentration and consolidation, general economic conditions, market acceptance of new or existing Harmonic products, losses of one or more key customers, risks associated with Harmonic's international operations, inventory management problems, the effect of competition, difficulties associated with rapid technological changes in Harmonic's markets, the need to introduce new and enhanced products, and risks associated with a cyclical and unpredictable sales cycle. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Harmonic's filings with the Securities and Exchange Commission including its Annual Report filed on Form 10-K for the year ended December 31, 2002 and its subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. Harmonic does not undertake to update any forward-looking statements.

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

                                  HARMONIC INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                             MARCH 28, 2003  DECEMBER 31, 2002
                                                             --------------  -----------------
                                                               (UNAUDITED)
Assets
Current assets:
     Cash and cash equivalents                                $    27,075      $    21,542
     Short-term investments                                        16,452           27,616
     Accounts receivable, net                                      29,424           25,380
     Inventories                                                   22,768           25,904
     Prepaid expenses and other assets                              4,625            5,494
                                                              -----------      -----------
     Total current assets                                         100,344          105,936

Property and equipment, net                                        29,752           32,456

Intangibles and other assets                                       31,853           35,362
                                                              -----------      -----------
                                                              $   161,949      $   173,754
                                                              ===========      ===========

Liabilities and stockholders' equity
Current liabilities:
     Current portion of long-term debt                        $     1,671      $     1,862
     Accounts payable                                              11,390            7,258
     Income taxes payable                                           6,893            6,900
     Accrued liabilities                                           54,653           58,670
                                                              -----------      -----------
     Total current liabilities                                     74,607           74,690
                                                              -----------      -----------

Long-term debt, less current portion                                  598              710
Accrued excess facilities costs                                    33,783           34,754
Other non-current liabilities                                       1,459            1,417
                                                              -----------      -----------
     Total liabilities                                            110,447          111,571
                                                              -----------      -----------
Stockholders' equity:
     Common stock                                               1,964,174        1,963,294
     Accumulated deficit                                       (1,912,791)      (1,901,125)
     Accumulated other comprehensive income                           119               14
                                                              -----------      -----------
     Total stockholders' equity                                    51,502           62,183
                                                              -----------      -----------
                                                              $   161,949      $   173,754
                                                              ===========      ===========


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

                                  HARMONIC INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                              THREE MONTHS ENDED
                                         ------------------------------
                                         MARCH 28, 2003  MARCH 29, 2002
                                         --------------  --------------
Net sales                                    $ 37,041      $ 54,032

Cost of sales                                  26,294        38,269
                                             --------      --------
Gross profit                                   10,747        15,763
                                             --------      --------

Operating expenses:
     Research and development                   8,503        11,119
     Selling, general and administrative       12,063        15,321
     Amortization of intangibles                1,933         2,828
                                             --------      --------
Total operating expenses                       22,499        29,268
                                             --------      --------
Loss from operations                          (11,752)      (13,505)

Interest and other income (expense), net          185            (7)
                                             --------      --------
Loss before income taxes                      (11,567)      (13,512)

Provision for income taxes                        100           500

Net loss                                     $(11,667)     $(14,012)
                                             ========      ========
Net loss per share
     Basic and diluted                       $  (0.19)     $  (0.24)
                                             ========      ========
Weighted average shares
     Basic and diluted                         60,456        59,476
                                             ========      ========


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

                                  HARMONIC INC.
          NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                     THREE MONTHS ENDED
                                              -------------------------------
                                              MARCH 28, 2003   MARCH 29, 2002
                                              --------------   --------------
Net sales                                       $ 37,041         $ 54,032

Cost of sales                                     25,811           35,247
                                                --------         --------
Gross profit                                      11,230           18,785
                                                --------         --------
Operating expenses:
     Research and development                      8,503           11,119
     Selling, general and administrative          12,063           15,321
                                                --------         --------
Total operating expenses                          20,566           26,440
                                                --------         --------
Loss from operations                              (9,336)          (7,655)

Interest and other income (expense), net             185               (7)
                                                --------         --------
Loss before income taxes                          (9,151)          (7,662)

Provision for income taxes                           100              500
                                                --------         --------

Net loss                                        $ (9,251)        $ (8,162)
                                                ========         ========

Net loss per share
     Basic and diluted                          $  (0.15)        $  (0.14)
                                                ========         ========
Weighted average shares
     Basic and diluted                            60,456           59,476
                                                ========         ========

(1) The Non-GAAP Condensed Consolidated Statements of Operations exclude the impact of the amortization of intangibles and the realized margin on products sold during the quarter that were reserved for in prior years. See Non-GAAP to GAAP loss reconciliation below.

                                  HARMONIC INC.
                      NON-GAAP TO GAAP LOSS RECONCILIATION
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                         THREE MONTHS ENDED
                                                   -------------------------------
                                                   MARCH 28, 2003   MARCH 29, 2002
                                                   --------------   --------------
Non-GAAP net loss                                    $ (9,251)        $ (8,162)
Items charged to cost of sales:
     Amortization of intangibles                       (1,540)          (3,022)
     Realized margin on reserved product sold           1,057               --
 Items charged to operating expenses:
      Amortization of intangibles                      (1,933)          (2,828)
                                                     --------         --------
GAAP net loss                                        $(11,667)        $(14,012)
                                                     ========         ========


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